UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 1, 2021

TransDigm Group Incorporated
(Exact name of registrant as specified in its charter)

Delaware	001-32833	41-2101738
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 East 9th Street,	Suite 3000,	Cleveland,	Ohio	44114
(Address of principal executive offices)				(Zip Code)

(216) 706-2960
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol:	Name of each exchange on which registered:
Common Stock, $0.01 par value	TDG	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.	Regulation FD Disclosure.
On February 27, 2021, TransDigm Group Incorporated ("TransDigm Group" or the "Company") entered into a definitive agreement to sell its ScioTeq and TREALITY Simulation Visual Systems businesses (collectively, "the businesses") to OpenGate Capital in a transaction valued at approximately $200 million.
ScioTeq and TREALITY were acquired by TransDigm Group in March 2019 as part of the Esterline Technologies acquisition. The businesses develop and manufacture advanced visualization solutions primarily for the global defense, air traffic control, and security end markets. The businesses have approximately 450 employees and operate primarily from Belgium, with secondary locations in the United States. The businesses generated revenues of approximately $135 million for our fiscal year ended September 30, 2020.
The divestiture, which is subject to regulatory approvals and customary closing conditions, is expected to be completed during the third quarter of our fiscal year 2021.
The Company issued a press release announcing its entry into the definitive agreement. A copy of the press release is hereby furnished pursuant to Item 7.01 as Exhibit 99.1.

Forward-Looking Statements
Statements in this current report and press release that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as "believe," "may," "will," "should," "expect," "intend," "plan," "predict," "anticipate," "estimate," or "continue" and other words and terms of similar meaning may identify forward-looking statements. All forward-looking statements involve risks and uncertainties that could cause TransDigm Group’s actual results to differ materially from those expressed or implied in any forward-looking statements made by, or on behalf of, TransDigm Group. These risks and uncertainties include but are not limited to: the impact that the COVID-19 pandemic has on the TransDigm Group's business, results of operations, financial condition and liquidity; the sensitivity of TransDigm Group's business to the number of flight hours that its customers’ planes spend aloft and its customers’ profitability, both of which are affected by general economic conditions; future geopolitical or other worldwide events; cyber-security threats and natural disasters; TransDigm Group's reliance on certain customers; the U.S. defense budget and risks associated with being a government supplier including government audits and investigations; failure to maintain government or industry approvals; failure to complete or successfully integrate acquisitions; TransDigm Group's indebtedness; potential environmental liabilities; liabilities arising in connection with litigation; increases in raw material costs, taxes and labor costs that cannot be recovered in product pricing; risks and costs associated with TransDigm Group's international sales and operations; and other risk factors. Further information regarding the important factors that could cause actual results to differ materially from projected results can be found in TransDigm Group’s Annual Report on Form 10-K for the fiscal year ended September 30, 2020 and other reports that TransDigm Group or its subsidiaries have filed with the Securities and Exchange Commission. Except as required by law, TransDigm Group undertakes no obligation to revise or update the forward-looking statements contained in this current report and press release.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits

The following exhibits are being filed with this Current Report on Form 8-K:

Exhibit No.	Description
99.1	Press Release
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSDIGM GROUP INCORPORATED

By	/s/ Michael Lisman
Michael Lisman
Chief Financial Officer (Principal Financial Officer)

Dated: March 1, 2021